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[ING FUNDS LOGO]

                                                                     (h)(1)(vii)

April 28, 2006

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to (1) retain you as Administrator to render administrative and other services to ING UBS U.S. Small Cap Growth Portfolio and ING Columbia Small Cap Value II Portfolio, two newly established series of ING Partners, Inc. (the "New Series"), and (2) modify the annual administrative services fees for ING JPMorgan Mid Cap Value Portfolio and ING Van Kampen Comstock Portfolio, effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B are attached hereto.

     AMENDED SCHEDULE A and AMENDED SCHEDULE B have also been updated to reflect name changes of ING American Century Small Cap Value Portfolio to ING American Century Small-Mid Cap Value Portfolio, ING Goldman Sachs(R) Core Equity Portfolio to ING Goldman Sachs(R) Structured Equity Portfolio, ING JPMorgan Fleming International Portfolio to ING JPMorgan International Portfolio, ING Salomon Brothers Aggressive Growth Portfolio to ING Legg Mason Partners Aggressive Growth Portfolio, and ING Salomon Brothers Large Cap Growth Portfolio to ING Legg Mason Partners Large Cap Growth Portfolio.

     Please signify your acceptance (1) to act as Administrator under the Agreement with respect to the aforementioned New Series, and (2) to the modified administrative services fees, by signing below where indicated.

                                        Very sincerely,


                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Executive Vice President
                                        ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Todd Modic
    ---------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.           Tel: 480-477-3000      ING Partners, Inc.
Scottsdale, AZ 85258-2034              Fax: 480-477-2700
                                       www.ingfunds.com

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                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Select Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis Venture Value Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity-Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Structured Equity Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Legg Mason Partners Large Cap Growth Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING MFS Capital Opportunities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

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                               AMENDED SCHEDULE B

                          ADMINISTRATIVE SERVICES FEES

SERIES                                                                FEES
------                                                                ----
ING American Century Large Company Value Portfolio                   0.20%

ING American Century Select Portfolio                                0.02%

ING American Century Small-Mid Cap Value Portfolio                   0.25%

ING Baron Asset Portfolio                                            0.10%

ING Baron Small Cap Growth Portfolio                                 0.23%

ING Columbia Small Cap Value II Portfolio                            0.10%

ING Davis Venture Value Portfolio                                    0.10%

ING Fidelity(R) VIP Contrafund(R) Portfolio          0.05% while Series invested in Master
                                                          0.15% for Stand-alone Series

ING Fidelity(R) VIP Equity-Income Portfolio          0.05% while Series invested in Master
                                                          0.15% for Stand-alone Series

ING Fidelity(R) VIP Growth Portfolio                 0.05% while Series invested in Master
                                                          0.15% for Stand-alone Series

ING Fidelity(R) VIP Mid Cap Portfolio                0.05% while Series invested in Master
                                                          0.17% for Stand-alone Series

ING Fundamental Research Portfolio                                   0.20%

ING Goldman Sachs(R) Capital Growth Portfolio                        0.10%

ING Goldman Sachs(R) Structured Equity Portfolio                     0.20%

ING JPMorgan International Portfolio                                 0.20%

ING JPMorgan Mid Cap Value Portfolio                                 0.25%

ING Legg Mason Partners Aggressive Growth Portfolio                  0.13%

ING Legg Mason Partners Large Cap Growth Portfolio                   0.20%

ING Lord Abbett U.S. Government Securities Portfolio                 0.10%

ING MFS Capital Opportunities Portfolio                              0.25%

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SERIES                                                    FEES
------                                                    ----
ING Neuberger Berman Partners Portfolio                  0.10%

ING Neuberger Berman Regency Portfolio                   0.10%

ING OpCap Balanced Value Portfolio                       0.20%

ING Oppenheimer Global Portfolio                         0.06%

ING Oppenheimer Strategic Income Portfolio               0.04%

ING PIMCO Total Return Portfolio                         0.25%

ING Pioneer High Yield Portfolio                         0.10%

ING Solution 2015 Portfolio                              0.02%

ING Solution 2025 Portfolio                              0.02%

ING Solution 2035 Portfolio                              0.02%

ING Solution 2045 Portfolio                              0.02%

ING Solution Income Portfolio                            0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio   0.02%

ING T. Rowe Price Growth Equity Portfolio                0.15%

ING Templeton Foreign Equity Portfolio                   0.10%

ING UBS U.S. Large Cap Equity Portfolio                  0.15%

ING UBS U.S. Small Cap Growth Portfolio                  0.10%

ING Van Kampen Comstock Portfolio                        0.25%

ING Van Kampen Equity and Income Portfolio               0.02%